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                                                                   EXHIBIT 6(d)

                      AMENDMENT TO UNDERWRITING AGREEMENT


THIS AMENDMENT to the Underwriting Agreement between The Market Street
Fund, Inc. (the "Fund"), and PML Securities Company ("PML") is made this 1st day of November, 1991.

                                  WITNESSETH:

WHEREAS, the Fund and PML entered into an Underwriting Agreement on November 11, 1985, as amended on September 9, 1988 and March 21, 1989; and

WHEREAS the Fund established an International Portfolio on May 3, 1991; and

WHEREAS, it is the desire of the parties to amend the Underwriting Agreement to include the International Portfolio;

NOW THEREFORE, it is agreed between the parties that said Agreement is hereby amended to include the International Portfolio of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Underwriting Agreement to be duly executed as of the day and year first above written.

[SEAL]                                       THE MARKET STREET FUND, INC.


Attest:   [sig]                           By:/s/ STANLEY R. REBER
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[SEAL]                                       PML SECURITIES COMPANY


Attest:   [sig]                           By:   [sig]
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